EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of subsidiaries of the Company at December 31, 2005:


                                                                Approximate
                                         Jurisdiction          Percentage of
                                              of             Voting Securities
Subsidiaries                             Incorporation             Owned
------------                            ---------------     -------------------

Britton & Koontz Bank, National           United States            100%
Association

B&K Title Insurance Agency, Inc.          Mississippi              100%

Britton & Koontz Statutory Trust # 1      Mississippi              100%